UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2012

LIBERTY STAR URANIUM & METALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50071	90-0175540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5610 E. Sutler Lane, Tucson, Arizona 85712
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code	520-731-8786

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On November 13, 2012, we entered into a loan settlement agreement (the “Agreement”) with Northern Dynasty Minerals Ltd. (“Northern Dynasty”), whereby we agreed to settle the loan owing to Northern Dynasty in the principal amount of $3,730,174 plus all accrued interest in the amount of $872,543 in consideration for the transfer by us to U5 Resources Inc., a subsidiary of Northern Dynasty, 199 mining claims within the south block of our Big Chunk Super Project.

The Agreement terminates the letter agreement dated June 29, 2010, as amended on July 15, 2010, September 8, 2011 and November 14, 2011 and all further agreements with Northern Dynasty.

Item 1.02   Termination of a Material Definitive Agreement.

The information contained in Item 1.01 above related to the termination of the letter agreement dated June 29, 2010, as amended on July 15, 2010, September 8, 2011 and November 14, 2011 is responsive to this Item 1.02 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)            Exhibits

10.1           Settlement Agreement dated November 13, 2012 with Northern Dynasty Minerals Ltd.

99.1           News Release dated November 14, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

By:  /s/ James Briscoe
James Briscoe, Chief Executive Officer and Director
Date: November 14, 2012